Contact Information

Arne Dunhem
Phone: (703) 918-2420
E-mail: info@arielway.com

8000 Towers Crescent Drive
Suite 1220
Vienna, VA 22182
(703) 918-2430
http://www.arielway.com

Ariel Way Forms a New U.K. Subsidiary - Ariel Way Media, Ltd.

Vienna, VA, January 23, 2007 -- Ariel Way, Inc., (OTC Bulletin Board: AWYI) a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies, today announced that it has completed the formation of a new wholly-owned subsidiary operation in the United Kingdom, named Ariel Way Media, Ltd. The new subsidiary is intended to support Ariel Way’s operation in Europe, with the United Kingdom as its base. This includes supporting Ariel Way’s Business TV services over satellite provided to one of the largest banking groups in the U.K. with more than 1,500 branch offices. The new subsidiary is based out of Plymouth, U.K.

Arne Dunhem, Ariel Way chairman and CEO, said, "The forming of the new U.K. subsidiary is part of a revised European strategy that Ariel Way will announce and embark upon over the next few months. In addition to supporting satellite Business TV solutions in U.K. and Europe, the new subsidiary will also support future activities related to digital signage solutions.”

About Ariel Way, Inc.
Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”), is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

More information about Ariel Way can be found on the web at http://www.arielway.com.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-KSB for the fiscal year ended September 30, 2006 for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward- looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.